Exhibit 3.70

TRANSLATION

RABOTAGE LEMAY INC.

(Name of the Company)

CODE OF GENERAL BY-LAWS

enacted in accordance with the provisions of

Part IA of the Companies Act (Quebec)

Adopted on April 12, 2005

CODE OF GENERAL BY-LAWS

OF THE COMPANY

enacted in accordance with the provisions of

Part IA of the Companies Act (Quebec)

INDEX

DEFINITIONS

SITUATION OF HEAD OFFICE AND OFFICES

1.	Head Office

2.	Offices

SHAREHOLDERS

3.	Annual Meeting

4.	Special Meetings

5.	Special General Meeting Called on Demand of Shareholders

6.	Notice of Meetings

7.	Waiver of Notice

8.	Chairman

9.	Quorum

10.	Proxy

11.	Voting Right

12.	Decisions Taken by the Majority

13.	Casting Vote

14.	Vote by a Show of Hands

15.	Voice Vote

16.	Secret Ballot

17.	Procedure at Meetings

18.	Scrutineers

19.	Addresses of Shareholders and Subsequent Transferees

20.	Signed Resolutions

21.	Participation by Telephone

BOARD OF DIRECTORS

22.	Number

23.	Eligibility

24.	Election and term of office

25.	Resignation

26.	Removal

27.	Vacancy

28.	Filling of Vacancies

29.	Remuneration

30.	General Powers of Directors

31.	Irregularity

32.	Borrowing

33.	Use of Property or Information

34.	Conflicts of Interest

35.	Contracts with the Company

MEETINGS OF THE BOARD OF DIRECTORS

36.	Calling of Meetings

37.	Participation by Telephone

38.	Quorum

39.	Meeting Chairman and Secretary

40.	Procedure

41.	Voting

42.	Signed Resolution

OFFICERS

43.	Officers

44.	Chairman of the Board

45.	President

46.	Vice-President

47.	General Manager

48.	Comptroller

49.	Secretary

50.	Treasurer

51.	Removal, Discharge and Resignation

52.	Vacancy

53.	Remuneration

EXECUTIVE COMMITTEE

54.	Election

55.	Officers, Quorum and Procedure

56.	Chairmanship

57.	Secretary

58.	Powers

59.	Supervisory Power of the Board of Directors

60.	Participation by Telephone and Signed Resolutions

61.	Meetings

62.	Remuneration

63.	Removal and Filling of Vacancies

INDEMNIFICATION AND EXONERATION

64.	Indemnification and Reimbursement of Expenses

65.	Defence – Prosecution by Third Party

66.	Expenses – Criminal Proceedings

67.	Prosecution by the Company

68.	Director of Another Company

69.	Liability Insurance

70.	Reimbursement of Expenses

CAPITAL STOCK

71.	Issue and Stock Options

72.	Calls

73.	Share Certificates and Share Transfers

74.	Transfer of Shares

75.	Record Date and Closing of Books

76.	Transfer Agents and Registrars

77.	Lost or Destroyed Certificates

DIVIDENDS

78.	Dividends

FISCAL YEAR AND AUDIT

79.	Fiscal Year

80.	Audit

COMPANY REPRESENTATION FOR CERTAIN PURPOSES

81.	Declaration

82.	Representation at Meetings

83.	Signature of Documents

84.	Declarations in the Register

MISCELLANEOUS PROVISIONS

85.	Conflict with the Articles

86.	Amendments

CODE OF GENERAL BY-LAWS

OF THE COMPANY

enacted in accordance with the provisions of Part IA

of the Companies Act (Quebec)

DEFINITIONS

For the purposes of these By-laws, unless otherwise provided:

“Unanimous Agreement of the Shareholders” means an agreement described in section 123.91 of the Act entered into among all the shareholders of the Company;

“Act” means the Companies Act, R.S.Q. c. C-38, as well as any amendment that may be made thereto and any law that may be substituted therefor;

“Articles” means the articles of incorporation, continuance or amalgamation of the Company, as amended, as the case may be;

“Auditor” means the auditor of the Company and includes an auditing firm.

SITUATION OF HEAD OFFICE AND OFFICES

1.                                       Head Office.  The head office of the Company is situated in the judicial district in the province of Quebec entered in the Articles at such address as the Board of Directors may determine.

2.                                       Offices.  The Company may, in addition to its head office, establish and maintain any other offices and agencies elsewhere within or outside Quebec.

SHAREHOLDERS

3.                                       Annual Meeting.  The annual meeting of the shareholders of the Company shall be held on such date and at such time as may be fixed by the Board of Directors, to receive and consider the financial statements with the report of the Auditor, to elect directors, to appoint an Auditor and to fix or to authorize the Board of Directors to fix his remuneration, and to consider, deal with and dispose of such other business as may lawfully come before the meeting.

The annual meeting of the shareholders shall be held at the head office of the Company or at any other place in the province of Quebec which may be determined by the Board of Directors.  However, an annual meeting of the shareholders may be held outside Quebec, in such place as may be determined by the Board of Directors, if the Articles so provide or, failing any such provision in the Articles, if all shareholders entitled to attend such meeting so consent.

Any annual meeting may also constitute a special meeting to consider, deal with and dispose of any business to be considered, dealt with and disposed of at any special meeting.

4.                                       Special Meetings.  Special meetings or special general meetings of the shareholders may be called at any time as determined by the President or the Board of Directors.

Special meetings or special general meetings of the shareholders shall be held at the head office of the Company or at such other place, within or outside Quebec, as may be determined by the Board of Directors.  However, if directors are to be elected at a special general meeting of the shareholders, such meeting may be held outside Quebec provided that the Articles of the Company so permit or, failing such provisions, that all shareholders entitled to vote thereat so consent.

5.                                       Special General Meeting Called on Demand of Shareholders.  It shall be incumbent upon the directors to call a special general meeting of the shareholders whenever required in writing to do so by the shareholders holding no less than one-tenth (1/10) of the issued shares of the Company of the class or classes that, at the date of the deposit of the requisition, carry the right to vote at the meeting so requested.  The requisition shall indicate the general nature of the business to be transacted at the meeting, which business shall lie within the competence of the general meeting of the shareholders.  If the meeting is not called and held within twenty-one (21) days from the date upon which the requisition for the meeting was deposited at the head office of the Company to the attention of the Secretary, all shareholders, whether or not they signed the requisition, holding not less than one-tenth (1/10) of the issued shares of the Company carrying the right to vote at the meeting requested may themselves convene such special general meeting.

6.                                       Notice of Meetings.  Notice of each annual, special or special general meeting of the shareholders shall be delivered to the shareholders entitled thereto or, at the discretion of the person charged with giving such notice, mailed by ordinary mail or transmitted by facsimile or electronic mail, the whole to the respective addresses, facsimile numbers or electronic-mail addresses of the recipients recorded in the registers of the Company, at least ten (10) days prior to the date fixed for the meeting.  If the address of any shareholder does not appear in the books of the Company, then such notice may be sent to such address as the person sending the notice may consider to be the most likely address at which the notice will reach such shareholder promptly.  Irregularities in the notice or in the giving thereof, including the accidental omission to give notice or the non-receipt of a notice by any of the shareholders, shall not invalidate any proceedings at any such meeting.

A meeting notice shall specify the date, time and place of the meeting.  The notice of any annual meeting may, but need not, specify the purposes of the meeting.  However, the notice of a special general meeting shall specify in general terms any by-laws and the repeal, amendment or re-enactment of any motion to ratify the adoption, repeal, amendment, or re-enactment of a by-law and any business to be transacted thereat.  The notice of any special or special general meeting shall specify in general terms any business to be considered, dealt with and disposed of at such meeting.

No notice of any adjourned meeting need be given.

The signature on any notice of any meeting may be written, stamped, typewritten, printed or otherwise mechanically reproduced thereon.

A certificate of the Secretary or of any other duly authorized officer of the Company in office at the time of the making of the certificate or of any officer, transfer agent or registrar of transfers of shares of the Company shall be conclusive evidence thereof and may be set up against any shareholder as regards the sending or delivery of a notice of meeting.

7.                                       Waiver of Notice.  A shareholder may waive the notice of a meeting of the shareholders prior to, during or after the holding of such meeting.  His sole attendance at a meeting is a waiver except where he attends a meeting for the express purpose of objecting to the holding of the meeting on the ground that the manner of calling it was irregular.

8.                                       Chairman.  The President of the Company, or such other person as may from time to time be appointed for the purpose by the Board of Directors, shall preside at meetings of shareholders.

9.                                       Quorum.  One (1) or more persons present in person or represented in accordance with section 10 below and holding not less than fifty percent (50%) plus one of the aggregate number of votes attached to all the voting shares for such meeting shall constitute a quorum at an annual, special or special general meeting of the shareholders, regardless of the actual number of persons physically present.

Should a quorum exist at the commencement of a meeting, the shareholders present or represented may proceed with the business for which it was originally called whether or not the quorum is maintained for the duration of the meeting.

Should no quorum exist at the commencement of a meeting, the shareholders present or represented may, by a majority vote to that effect, adjourn the meeting to another date and place, though they may not proceed with any business.

Should a quorum exist at a meeting so adjourned, said meeting may proceed, failing which, a new meeting shall be convened.

10.                                 Proxy.  Shareholders shall be entitled to vote in person or, if a company, by a representative duly authorized by resolution of the directors or other governing body of such company.  Shareholders shall also be entitled to vote by proxy.

A proxy need not be a shareholder of the Company and may serve as proxy for several shareholders.

The instrument appointing a proxy may be in the following form or in any other appropriate form:

“I/We, the undersigned, being a shareholder of                      hereby nominate, constitute and appoint                      or failing him,                     , my/our attorney, representative and/or proxy with full power and authority to attend, vote and otherwise act for me/us

in my/our name and on my/our behalf at the annual (or special) general meeting of shareholders of the Company, to be held at                      on the            day of                     , and at any and all adjournments thereof, with full power of substitution, and I/we, the undersigned, hereby revoke all other instruments of proxy given by me/us, the undersigned, which might be used in respect of such meeting and at any and all adjournments thereof.

Given this          day of                           .

(signed)”

Signatures to instruments of proxy need not be witnessed.

The instrument appointing a proxy may also contain instructions pertaining to the vote, which the proxy is required to respect, or be prepared to contemplate all meetings of shareholders generally to be held within a certain period of time, whether or not determined.  If such period is not determined, the proxy shall expire one (1) year after the date of the document.

The Board of Directors may, in the notice of a meeting of shareholders, specify a date and a time limit when instruments of proxy to be used at a meeting must be deposited with the Company or its mandatory; such date and time limits shall not precede the meeting by more than forty-eight (48) hours.

The Board of Directors may also permit details of proxies to be used at or in connection with a meeting and deposited with the Company or its mandatory at a location other than that at which such meeting shall be held to be sent by facsimile to the Secretary of the Company prior to the meeting.  In such case, such proxies, if they are otherwise regular, shall be valid and the votes given under their authority shall be counted.

11.                                 Voting Right.  Subject to the provisions of the articles and the Act, each shareholder shall have as many votes as he has voting shares of the Company.  A shareholder owing arrears on a call on his shares shall not be entitled to vote at the meeting.

12.                                 Decisions Taken by the Majority.  Unless otherwise provided in the Act, all matters submitted to a meeting of shareholders will be decided by a simple majority (50% + 1) of the votes validly cast.

13.                                 Casting Vote.  In the event of an equality in the voting, the meeting chairman will have a casting vote.

14.                                 Vote by a Show of Hands.  Unless a voice vote or a vote by secret ballot is requested, the vote shall be taken by a show of hands.  In such case, the shareholders shall vote by raising their hands, and the number of votes shall be calculated in accordance with the number of raised hands.  A declaration by the meeting chairman that a resolution has been carried, and an entry made in such regard in the minutes of the meeting shall constitute prima facie proof of such fact, without any necessity to prove the quantity or the proportion of the votes recorded in favour or against such resolution.  Votes cast by proxy shall not be counted in a vote by a show of hands.

15.                                 Voice Vote.  If the meeting chairman so orders or if another person holding or representing by proxy no fewer than ten percent (10%) of the votes attached to the outstanding voting shares so requests (notwithstanding withdrawal of such request), and if a vote by secret ballot is not requested, a voice vote shall be taken.  In such case, each shareholder or proxy shall verbally declare his name and that of each shareholder for whom he holds a proxy, the number of votes he has and the manner in which he shall cast such votes.  The number of votes so casts shall determine whether or not a resolution is carried.

16.                                 Secret Ballot.  If the meeting chairman so orders or a person holding or representing by proxy no fewer than ten percent (10%) of the issued voting shares so requests, the vote shall be taken by secret ballot.  A request for a vote by secret ballot may be made at any time prior to the adjournment of the meeting, even after the holding of a vote by a show of hands or a voice vote, and such a request may also be withdrawn.  Each shareholder shall remit to the scrutineers one or more ballots, on which he shall enter the manner in which he shall cast the votes he has and, as the case may be, his name and the number of votes he has.  Whether or not a vote by a show of hands or a voice vote has previously been taken on the same matter, the result of a secret ballot shall be deemed to represented the resolution of the meeting in respect thereof.

17.                                 Procedure at Meetings.  The Chairman of any meeting of shareholders shall be responsible for conducting the procedure thereat in all respects, and his decision on any matter, even a matter pertaining to the validity or non-validity of a proxy and the receivability or non-receivability of a motion, shall be final and binding on all the shareholders.

A declaration by the Chairman that a resolution has been carried or not carried, with or without qualification of unanimity, by a particular majority, shall be conclusive evidence of the fact.

At all times during the meeting, the Chairman, of his own initiative or without the assent of the shareholders given by a simple majority, for a valid reason, such as a disturbance or confusion rendering the harmonious and orderly conduct of the meeting impossible, to adjourn the meeting from time to time and no notice of any such adjourned meeting need be given.

Should the meeting chairman fail to carry out his duties loyally, the shareholders may remove him at any time and replace him by another person chosen from among their number.

18.                                 Scrutineers.  The Chairman at any meeting of shareholders may appoint scrutineers (who may but need not be directors, officers, employees, or shareholders of the Company), who shall act in accordance with the directives of the Chairman.

19.                                 Addresses of Shareholders and Subsequent Transferees.  Every shareholder shall furnish to the Company a mailing or electronic address to which all notices intended for such shareholder may be sent to him.  Every person who, by operation of law, transfer or other means whatsoever, shall be entitled to any share, shall be bound by every notice in respect of such share of stock which was given before his name and address were entered on the register to the person whose name appears on the register at the time such notice is given.

20.                                 Signed Resolutions.  A resolution in writing, signed by all the shareholders entitled to vote on that resolution or their representatives at a shareholders’ meeting, shall have the same effect and be as valid as if it had been passed unanimously at a meeting of such shareholders regularly called.  Such a resolution duly signed shall be kept with the minutes of meetings of shareholders.

21.                                 Participation by Telephone.  Shareholders may, if the articles so permit or, failing such permission, if all the shareholders entitled to participate and to vote at such meeting so consent, participate and vote at a meeting using means permitting all participants to communicate orally amongst themselves, in particular, by telephone.  Such shareholders shall then be deemed to have attended the meeting or to constitute the meeting, if all participants so participate in the meeting.  They shall then vote by a voice vote by way of derogation to sections 14 and 16 hereinabove.

BOARD OF DIRECTORS

22.                                 Number.  The Company shall be managed by a Board of Directors composed of the fixed number of directors indicated in its articles.  If the articles establish a minimum and a maximum number of directors, the Board of Directors shall be composed of the fixed number of directors established by by-law passed by the Board of Directors or, failing this, selected by the shareholders within such limits.

23.                                 Eligibility.  Any natural person may be a director, except a minor, a person of full age under tutorship or curatorship, a person declared incapable by a court in another province or in another country, an undischarged bankrupt or a person prohibited by the court from holding the office of director.  Unless otherwise provided in the articles, a director need not be a shareholder.

24.                                 Election and term of office.  Except where a director is appointed to fill a vacancy created during the course of a term in office, or where one or several additional directors are elected, each director shall be elected by a majority of votes at an annual meeting of the shareholders.  Unless he should decease, resign, be removed or no longer qualify during the course of a term in office, each director so elected shall remain in office until the following annual meeting or the election of his successor.

25.                                 Resignation.  A director may resign his office by written notice to the Company.  Reasons need not be given for a resignation.  Unless a subsequent date is stipulated in such notice, the resignation shall take effect on the date of its delivery.

26.                                 Removal.  Unless otherwise provided in the articles of the Company, the shareholders may, by resolution, remove a director, at a special general meeting called for that purpose.  The director concerned shall receive a notice of the place, date and time of the meeting within the same period as the shareholders; he may attend the meeting and be heard thereat or file a written statement destined to be read aloud by the chairman of the meeting in order to explain his reasons for opposing his removal.

A vacancy created by the removal of a director may be filled by the shareholders at the meeting at which the removal took place; where such is the case, the notice of calling of the meeting shall mention that an election is to be held if the resolution for removal is carried.

Where the holders of a specific class of shares have an exclusive right to elect a director, he may only be removed at a special meeting of such shareholders called for that purpose in the same manner as at a special general meeting of the shareholders of the Company.

The removal of a director, as well as his election, shall be at the discretion of the shareholders.  A director may be removed at any time and such removal need not be based on any particular grounds, whether serious or not.  Neither the Company nor the shareholders voting in favour of the removal shall incur any liability toward the director by the mere fact of his removal, even if there be no grounds therefor.

27.                                 Vacancy.  The office of a director shall become vacant as of the moment his resignation or removal takes effect; likewise, a vacancy shall be created the moment a director is no longer qualified to fulfill his duties in accordance with section 23, or if he should decease.

28.                                 Filling of Vacancies.  If a vacancy occurs in the Board of Directors, the directors then in office shall have the power to appoint for the remainder of the term any other qualified person as a director.  However, the directors may continue to act notwithstanding one or more vacancies provided a quorum exists.

29.                                 Remuneration.  The remuneration to be paid to the directors shall be such as the directors shall determine and such remuneration shall be in addition to the salary or remuneration of any officer, employee or supplier of services of the Company who is also a member of the Board of Directors, unless a resolution states otherwise.  The directors may also be reimbursed for travel and other expenses incurred by them in connection with their duties.

30.                                 General Powers of Directors.  Subject to restrictions in a Unanimous Agreement of the Shareholders, the directors of the Company shall manage and administer the Company and may make or cause to be made for the Company any contract which it may by law enter into. The directors shall exercise all such powers and authority as the Company by statute or by its articles is authorized to exercise and do.  The directors shall always act by resolution.

The directors may, in particular, purchase or dispose of, by purchase, sale, lease, exchange or otherwise, stocks, rights, warrants, options and other securities, buildings and other movable or immovable property or any right or interest therein; for each transaction, they shall fix the consideration and other conditions.

31.                                 Irregularity.  Notwithstanding that it be subsequently discovered that there was some defect in the election of any such Board of Directors or in the election or appointment of a director, or the absence or loss of eligibility thereof, acts regularly done by them shall be as valid and as binding on the Company as if the election had been regular or each person eligible.

32.                                 Borrowing.  The directors may when they deem expedient;

(a)                                  borrow money upon the credit of the Company;

(b)                                 issue debentures or other securities of the Company and pledge or sell the same for such sums and at such prices as may be deemed expedient;

(c)                                  hypothecate the immovables and movables or otherwise affect the movable property of the Company;

(d)                                 delegate in whole or in part the powers mentioned hereinabove to one or more officers of the Company, to the extent and in accordance with the terms and conditions set out in the delegation resolution.

This by-law shall be regarded as additional to and not replaced by any borrowing by-law adopted by the Company for banking purposes unless otherwise specifically stipulated in such by-law.

33.                                 Use of Property or Information.  No director may mingle the Company’s property with his own property or use for his own profit or that of a third person any property of the Company or any information he obtains by reason of his duties, unless he is expressly and specifically authorized to do so by the shareholders of the Company.

34.                                 Conflicts of Interest.  Each director shall avoid placing himself in any situation where his personal interest would be in conflict with his obligations as a director of the Company.

He shall promptly declare to the Company any interest he has in an enterprise or other entity that may place him in a situation of conflict of interest and any right he may set up against it, indicating their nature and value, where applicable.  Such declaration of interest shall be recorded in the minutes of the proceedings of the Board of Directors.  A general declaration shall be valid as long as the facts have not changed, and the director need not repeat it for a specific subsequent transaction.

35.                                 Contracts with the Company.  A director may, even in carrying on his duties, acquire, directly or indirectly, rights in the Company’s property or enter into contracts with the Company, to the extent that he immediately informs the Company of such fact, indicating the nature and value of the rights he is acquiring, and that he requests that such fact be recorded in the minutes of the proceedings of the Board of Directors or the written resolution equivalent thereto.

A director who is so interested in an acquisition of property or a contract shall abstain, except if required, from the discussion and voting on the question and, if he votes, his vote shall not be counted.  However, this rule does not apply to questions concerning the remuneration or conditions of employment of the director.

At the request of the President or any director, the interested director shall leave the meeting while the Board of Directors discusses and votes on the acquisition or contract concerned.

Neither the Company nor its shareholders may contest the validity of an acquisition of property or a contract involving the Company on one hand and directly or indirectly a director on the other, for the sole reason that the director is a party thereto or is interested therein, if such director made the declaration mentioned hereinabove immediately and correctly.

MEETINGS OF THE BOARD OF DIRECTORS

36.                                 Calling of Meetings.  Every year, immediately after the annual meeting of the shareholders, a meeting of the new directors present shall be held without further notice if they constitute a quorum, to elect or appoint the officers of the Company and consider, deal with and dispose of any other matter.

Meetings of the Board of Directors may be called by or by order of the Chairman of the Board of Directors, if any, the President of the Company or two (2) directors and may be held anywhere within or outside Quebec.  A notice of each meeting, specifying the place, date and time, shall be sent to each director at his residence or workplace.  The notice shall be sent no less than two (2) days prior to the date fixed for the meeting by ordinary or registered mail or by facsimile or electronic mail.  In the absence of an address for a director, the notice may be sent to the address at which the sender considers that the notice is most likely to reach the director promptly.

The Board of Directors may resolve to hold periodic or fixed meetings of the Board of Directors, with or without notices of meeting, at any place in Quebec or elsewhere.

The purposes for which a meeting of the Board of Directors is called need not be specified.

Any director may waive in writing the notice of a meeting of the Board of Directors before, during or after the holding thereof.  His sole presence is equivalent to a waiver unless he attended the meeting solely to object to the holding of the meeting on the ground that the manner of calling it was irregular.

37.                                 Participation by Telephone.  Directors may, if all are in agreement, participate in a board meeting using means permitting all participants to communicate orally amongst themselves, in particular, by telephone.  A director participating in the meeting by such means shall be deemed to have attended the meeting.  The directors shall then vote by a voice vote, in derogation of section 41 hereinbelow.

38.                                 Quorum.  A majority of the directors in office shall constitute a quorum for a meeting of the Board of Directors.  A quorum shall be present for the entire duration of the meeting.  If the Board of Directors is composed of a sole director, the decision of such director recorded in writing constitutes the meeting.

39.                                 Meeting Chairman and Secretary.  Meetings of the Board of Directors shall be chaired by the Chairman of the Board of Directors, if any, or, failing him, by the President of the Company or, failing him, by a Vice-President designated for such purpose by the President.  The Secretary of the Company shall act as secretary of the meetings.  The directors present at a meeting may nevertheless appoint any other person as Chairman or secretary of such meeting.

40.                                 Procedure.  The meeting chairman ensures that the meeting is conducted smoothly and submits to the Board the motions on which a vote is to be taken and generally conducts the procedure thereat in all respects, in which regard his decision shall be final and binding on all the directors.  Should the meeting chairman fail to submit a motion, any director may submit it himself before the meeting is adjourned or closed and, if such motion lies within the competence of the Board of Directors, the Board of Directors shall consider it.  For such purpose, the agenda of each meeting of the Board of Directors shall be deemed to include a period for the submission of motions by the directors.  Should the meeting chairman fail to carry out his duties loyally, the directors may remove him at any time and replace him by another person.

41.                                 Voting.  Each director shall be entitled to one vote, and all matters shall be decided by the majority of the votes cast.  The vote shall be taken by a show of hands unless the meeting chairman or a director requests a ballot, in which case the vote shall be taken by ballot.  If the vote is taken by ballot, the meeting secretary shall act as scrutineer and count the ballots.  The fact of having voted by ballot shall not deprive a director of the right to express his dissidence in respect of the resolution concerned and to cause such dissidence to be entered.  Voting by proxy shall not be permitted, and the meeting chairman shall have no casting vote in the case of an equality of votes.

42.                                 Signed Resolution.  A written resolution, signed by all the directors, shall be valid and shall have the same effect as if it had been adopted at a meeting of the Board of Directors duly called and held.  Each signed resolution shall be inserted in the register of the minutes of the Company, in accordance with its date, in the same manner as minutes.

OFFICERS

43.                                 Officers.  The officers of the Company shall be the Chairman of the Board, if appointed, the President, and, if elected or appointed, one or more Vice-Presidents, the General Manager, the Comptroller, the Secretary, the Treasurer, and such other officers as the Board of Directors may appoint and whose duties it may determine by resolution.  The officers of the Company shall have the powers, functions and duties prescribed by the Board of Directors, in addition to those specified in the by-laws.  The same person may hold more than one office.  Other than the President, or, if appointed, the Chairman of the Board of Directors, who shall be a director, none of the officers shall be required to be a director or a shareholder of the Company.

The Board of Directors may also appoint other mandataries, officers and servants of the Company within or outside Quebec; the titles, powers, authority, and duties of such persons shall be determined by the Board of Directors.

In case of the absence of an officer or for any other valid reason, the Board of Directors may delegate the powers and authority of such officer to any other officer or to a director of the Company.

If the Board of Directors consists of one (1) director, that director may hold the offices of President, Secretary or of any other officer of the Company.

44.                                 Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Board of Directors.

45.                                 President.  The President shall be the principal officer of the Company and, subject to the control of the Board of Directors and the appointment of a General Manager, shall supervise, administer and manage the affairs of the Company generally.  The President shall preside at all meetings of the shareholders and, in the event of the absence, inability or failure of the Chairman of the Board to act, the President shall preside at all meetings of the Board of Directors.

46.                                 Vice-President.  In case of absence, incapacity and failure to act of the President, the Vice-President or, if more than one, the First Vice-President and, failing him, the Second Vice-President and so on, shall assume the powers and duties of the President.  The powers, functions and duties of a Vice-President shall be those which the Board of Directors or the President prescribe.

47.                                 General Manager.  The General Manager shall, subject to the control of the President, manage the operations of the Company generally.  He shall comply with all instructions received from the Board of Directors and shall give to the Board of Directors or the members thereof the information that they require concerning the affairs of the Company.

When the General Manager is also a director, he may be designated as “Managing Director”.

48.                                 Comptroller.  The Comptroller shall, subject to the control of the President, be the chief accounting officer of the Company.  He shall, upon request, render account to the President and the directors of the financial situation of the Company and all its transactions.  He shall be entrusted with and have custody of the books of account.

49.                                 Secretary.  The Secretary shall attend to the preparation and sending of all notices of the Company. He shall act as secretary at all shareholders’ meetings and shall keep the minutes of all meetings of the Board of Directors, the Executive Committee and the shareholders in a book or books to be kept for that purpose.  He shall have charge of the records of the Company including books containing the names and addresses of the members of the Board of Directors of the Company, together with copies of all reports made by the Company and such other books or documents as the directors may prescribe.  He shall be responsible for the keeping and filing of all books, reports, certificates and all other documents required by law to be kept and filed by the Company.  He shall be subject to the control of the President.

50.                                 Treasurer.  Subject to the control of the President, the Treasurer shall have general charge of the finance of the Company.  He shall deposit the money and other valuable effects of the Company in the name and to the credit of the Company in a bank or another deposit institution designated by the Board of Directors.

51.                                 Removal, Discharge and Resignation.  The Board of Directors may, by the affirmative vote of the absolute majority of the Board, remove any officer, with or without cause, at any time, unless the resolution or contract providing for his appointment provides otherwise.  Any mandatary, officer or servant who is not an officer of the Company may be discharged by the

President or any other officer authorized for such purpose, with or without cause, at any time, unless the contract providing for his appointment stipulates otherwise.

Any officer may resign his office at any time by delivering his resignation in writing to the President or the Secretary of the Company, or at a meeting of the Board of Directors, unless otherwise agreed.

52.                                 Vacancy.  Any vacancy occurring in the office of any officer may be filled by the Board of Directors.

53.                                 Remuneration.  The remuneration of all officers shall be fixed by the Board of Directors.  The remuneration of all other mandataries, officers and servants of the Company shall be fixed by the President or any other officer authorized for such purpose.

EXECUTIVE COMMITTEE

54.                                 Election.  The Board of Directors may, whenever the Board of Directors consists of more than six (6) members, elect from among their number an Executive Committee of no fewer than three (3) members including, ex officio, the Chairman of the Board of Directors or, if not appointed, the President of the Company.

55.                                 Officers, Quorum and Procedure.  The Executive Committee shall have power to appoint officers thereto, to fix its quorum, which quorum shall consist of not less than a majority of its members, and to determine its own procedure.

56.                                 Chairmanship.  Meetings of the Executive Committee shall be chaired by the Chairman of the Board of Directors or, if none is appointed, by the President of the Company.  In his absence, meetings of the Executive Committee shall be chaired by the person whom the members of the Executive Committee present choose amongst themselves.

57.                                 Secretary.  The Secretary of the Company shall act as secretary of the Executive Committee unless some other secretary be appointed by such committee.

58.                                 Powers.  The Executive Committee shall possess the powers and authority of the Board of Directors for the administration of the day-to-day affairs of the Company, except the powers which, by law, must be exercised by the Board of Directors, as well as the powers which the Board of Directors may expressly reserve for itself.

59.                                 Supervisory Power of the Board of Directors.  All acts of the Executive Committee shall be subject to the supervision of the Board of Directors and shall be reported to the Board of Directors when the Board of Directors so directs.  The Board of Directors may invalidate or modify decisions taken by the Executive Committee, provided that the rights of third parties are not affected.

60.                                 Participation by Telephone and Signed Resolutions.  Sections 37 and 42 shall apply, mutatis mutandis, to meetings of the Executive Committee.

61.                                 Meetings.  Meetings of the Executive Committee may be held at the head office of the Company or at such other place within or outside Quebec as the Executive Committee may determine.

Meetings of the Executive Committee may be called by or by the order of the President or by two members of such committee.

A member of the Executive Committee may waive in writing a notice of a meeting of the Executive Committee, prior to or after the holding of the meeting.  His sole attendance at a meeting is a waiver except where he attends a meeting solely for the purpose of objecting to the holding of the meeting on the ground that the manner of calling it was irregular.

62.                                 Remuneration.  The members of the Executive Committee shall be entitled to receive such remuneration for their services as members of the Executive Committee as the Board of Directors may determine.

63.                                 Removal and Filling of Vacancies.  The Board of Directors may from time to time remove any member of the Executive Committee from office.

The Board of Directors may also fill any vacancy which may occur in the membership of the Executive Committee.

INDEMNIFICATION AND EXONERATION

64.                                 Indemnification and Reimbursement of Expenses.  The Company is required to indemnify a director, officer or other mandatary for any prejudice suffered by reason or in respect of the performance of his duties and shall also reimburse him for reasonable expenses incurred for the same purposes, in each case in accordance with the provisions set out hereinbelow.

65.                                 Defence – Prosecution by Third Party.  The Company shall assume the defence of a director, an officer or a mandatary prosecuted by a third party for an act done in the exercise of his duties and shall pay damages, if any, resulting from that act, unless he has committed a grievous offence or a personal offence separable from the exercise of his duties.  In particular, such an offence will include the violation by a director, officer or mandatary of his duties of loyalty and honesty toward the Company, especially by placing himself in a situation of conflict of interest.

Such assumption of defence shall involve the payment or reimbursement of reasonable judicial and extra-judicial costs incurred by the director, officer or other mandatary who is prosecuted by a third party.

The payment of damages shall include the amounts paid to settle an action out of court and any fine imposed.

66.                                 Expenses – Criminal Proceedings.  However, in a penal or criminal proceeding, the Company shall assume the payment of the expenses of a director, officer or other mandatary only if he had reasonable grounds to believe that his conduct was in compliance with the law, or if he has been freed or acquitted.

67.                                 Prosecution by the Company.  If the Company prosecutes a director, officer or other mandatary for an act or omission in the exercise of his duties, it shall undertake to assume the reasonable judicial and extra-judicial costs reasonably incurred by such director, officer or other mandatary, if it loses its case and the court so decides.  If the Company wins its case only in part, the court may determine the amount of the expenses it shall assume.

68.                                 Director of Another Company.  The Company shall indemnify, in the manner set out in sections 64 to 67 hereinabove, any person who acts at its request as a director for another legal person of which it is a shareholder or creditor.

69.                                 Liability Insurance.  The Company may purchase and maintain for the benefit of its directors, officers and other mandataries, as well as their heirs, legatees and assigns, insurance covering their personal liability by reason of the fact that they perform such duties or act as directors of a legal person of which the Company is a shareholder or creditor.  However, such insurance is subject to the exclusions and restrictions imposed by the insurer, and it shall never cover the liability arising from the failure to act honestly and loyally toward the Company, a grievous offence or a personal offence separable from the execution of the duties performed for the Company.

70.                                 Reimbursement of Expenses.  Subject to a contractual agreement specifying or restricting this obligation, the Company is required to reimburse a director, an officer or another mandatary for reasonable and necessary expenses incurred by him in the exercise of his duties, plus interest from the date on which such expenses were paid by him.  Such reimbursement shall be made upon presentation of all relevant vouchers.

CAPITAL STOCK

71.                                 Issue and Stock Options.  Subject to all provisions contained in the articles of the Company or in a Unanimous Agreement of the Shareholders limiting the allocation or issue of shares of the capital stock of the Company, the directors may accept subscriptions for, allot, distribute, issue, in whole or in part, the unissued shares of the Company, grant options thereon or otherwise dispose thereof to any person, enterprise, corporation, company, or legal person, upon the conditions and for the lawful consideration in compliance with the articles of the Company which is determined by the directors, without any requirement to offer such unissued shares to persons who are already shareholders rateably to the shares held by them.

72.                                 Calls.  The directors may at all times request or call upon the shareholders for the payment in whole or in part of an amount still unpaid on shares subscribed or held by them.  The request shall mention that, in the event of non-payment, the shares contemplated by the call shall be liable to forfeiture.  Each shareholder shall pay the call on his shares at the times and places fixed by the directors.  Each call shall bear interest at the rate of six percent (6%) per year from the date designated for the payment of such call up to the date on which such payment is actually made.

73.                                 Share Certificates and Share Transfers.  Certificates representing the shares of the capital stock of the Company shall bear the signature of the President or a Vice-President or that of the Secretary or an Assistant Secretary.  Such signatures may be engraved, lithographed or otherwise mechanically reproduced.  Any certificate bearing a facsimile of the signatures of the authorized officers shall be deemed to have been signed manually, notwithstanding the fact that the deemed signatory has since ceased to be an officer of the Company.  It is not necessary to affix the official seal of the Company on a share certificate.

74.                                 Transfer of Shares.  Subject to section 76, the Secretary or another officer entrusted with such duty shall keep at the office of the Company a register of transfers in which shall be recorded the particulars of every transfer of shares of the capital stock of the Company.  The directors may also decide that one or more additional registers of shareholders or transfers shall also be kept in Quebec or elsewhere, in the specified locations and may appoint officers or mandataries to keep them and to record therein transfers of shares of the capital stock of the Company.

No transfer may be made of shares on which arrears are owing following a call.  No transfer of shares whereof the full price has not been paid shall be made without the consent of the directors, and the directors may decline to register a transfer of fully paid shares belonging to a shareholder who is indebted to the Company.  When a share upon which a call is unpaid is transferred, the transferee shall be liable for the call to the same extent and subject to the same remedy for forfeiture of the share, as if he had been the original holder of the share, and the transferor shall also remain liable for the call until it has been paid.

The Company shall not be bound to see to the execution of a trust on any shares.  The receipt by the shareholder in whose name a share is recorded in the books of the Company shall be a valid and appropriate discharge to the Company for any dividend or amount payable in respect of such share, whether or not the trust has been disclosed to the Company, and the Company shall not be bound to inquire about the use of the amount represented by the receipt.

75.                                 Record Date and Closing of Books.  The Board of Directors may fix a date preceding by no more than thirty (30) days the date of payment of a dividend or an allocation of rights, as the record date for the determination of the shareholders entitled to such dividend or such rights; hence, only shareholders recorded on the date so fixed shall be entitled thereto, notwithstanding any transfer of shares on the books of the Company between the record date and the date on which the dividend is paid or the rights allocated.

The Board of Directors may also close the principal and additional registers of transfers for thirty (30) days in one (1) year by giving notice in the manner established by law.

76.                                 Transfer Agents and Registrars.  The Board of Directors may appoint or remove transfer agents and/or registrars of transfers of shares and make by-laws on share transfers and the registration of shares.  Any certificate of shares thereafter issued after such appointment shall, on pain of invalidity, be countersigned by one of the transfer agents or one of registrars of transfers.

77.                                 Lost or Destroyed Certificates.  The Board of Directors may, upon conditions it shall establish, direct that one or more new certificates of shares may be issued to replace any certificate or certificates of shares theretofore issued by the Company that have been worn out, lost, stolen, or destroyed, and the Board of Directors, when authorizing the issuance of such new certificate or certificates, may, in its discretion, and as a condition precedent thereto, require the owner of the worn-out, lost, stolen or destroyed certificate or certificates or his legal representatives to give to the Company or transfer agents and to such registrar or registrars as may be authorized or required to countersign such a new certificate, a bond in such sum as it may direct, as indemnity against any claim that may be made against them for or in respect of the shares of stock represented by the certificates alleged to have been worn out, lost, stolen or destroyed.

DIVIDENDS

78.                                 Dividends.  The Board of Directors may, periodically and in compliance with the law, declare and pay dividends to the shareholders, in accordance with their respective rights.

Dividends payable on a share which is not fully paid up shall be reduced in proportion to the amount remaining to be paid.

The Board of Directors may stipulate that a dividend be payable, in whole or in part, in Company stock.  For such purpose, it may authorize the issue of shares of the capital stock of the Company as fully paid up or, with the consent of the recipients of such dividend, partially paid up.

A transfer of shares shall not effect allocation of the rights to the dividends declared thereon as long as the transfer is not recorded.  When two (2) or more persons are recorded as joint holders of one share, each of them may give a valid receipt for any dividend payable or paid on such share.

FISCAL YEAR AND AUDIT

79.                                 Fiscal Year.  The fiscal year of the Company shall be determined by the Board of Directors.

80.                                 Audit.  The shareholders, at each annual meeting, shall appoint an auditor, who shall hold such office until the next annual meeting or until a successor has been appointed, unless he resigns or his position otherwise becomes vacant. At least once in every fiscal year such auditor shall examine the accounts of the Company and any balance sheet laid before the Company at any annual meeting and shall report thereon to the shareholders.  His remuneration shall be fixed by the shareholders or the Board of Directors, if the shareholders so authorize.

No director or officer of the Company or any person who is affiliated therewith may be appointed as auditor.

In the event of a vacancy in the office of auditor, the Board of Directors may fill the position and appoint thereto a qualified replacement, who shall hold that office until the term expires.

To the extent that the Company has not effected any public distribution of its securities, the shareholders may decide not to appoint an auditor for a fiscal year, by resolution adopted unanimously, including by shareholders who are not otherwise qualified to vote.  The resolution shall be valid only until the next annual meeting.

COMPANY REPRESENTATION FOR CERTAIN PURPOSES

81.                                 Declaration.  The President, the Chairman of the Board of Directors, any Vice-President, the General Manager, Comptroller, Secretary or Treasurer and each of them or, with the authorization of the Board of Directors, any other officer, servant or person shall be authorized and eligible to make answer for the Company to all writs, orders or interrogatories upon articulated facts issued by any court and to declare for and on behalf of the Company any answer to writs of attachment by way of garnishment in which the Company is garnishee and to make all affidavits and sworn declarations in connection therewith or any and all judicial proceedings to which the Company is a party and to make demands for assignment of property or petition for winding-up or receivership orders upon any debtor of the Company and to attend and vote at all meetings of creditors of the Company’s debtors and grant proxies in connection therewith.

82.                                 Representation at Meetings.  The President, the Chairman of the Board of Directors, any Vice-President, the General Manager, Comptroller, Secretary and Treasurer or any one of them or any other officer or person authorized by the Board of Directors shall represent the Company and attend and vote at any and all meetings of shareholders or members of any enterprise, company, legal person, or syndicate in which the Company holds shares or is otherwise interested, and any measure taken or vote cast by them shall be deemed to be the act or vote of the Company.

Two of the following persons acting jointly, namely the President, the Chairman of the Board of Directors, any Vice-President, the General Manager, the Comptroller, the Secretary and the Treasurer acting jointly shall moreover be empowered to authorize any person (whether an officer of the Company or not) to attend, vote and otherwise act at any and all meetings of shareholders or members of any firm, company, corporation, or syndicate in which the Company holds shares or is otherwise interested, and for such purpose shall be empowered to execute and use, for and on behalf and in the name of the Company, an instrument or instruments of proxy in such form and in accordance with such terms as such officers so executing and delivering the same may see fit, including therein but without in any way limiting or restricting the generality of the foregoing, provisions for the appointment of a substitute proxy and the revocation of all instruments of proxy given by the Company prior thereto with respect to a meeting.

83.                                 Signature of Documents.  Contracts, documents, written acts, including discharges and releases, requiring the signature of the Company may be validly signed by the President alone, or by any two of any Vice-President, the General Manager, the Secretary and the Treasurer acting jointly, and hence be binding on the Company.  The Board of Directors may also designate any other person to sign, alone or in conjunction with one or more other persons, and to deliver on behalf of the Company all contracts, documents and written acts, and such authorization may be given by resolution in general or specific terms.

84.                                 Declarations in the Register.  Declarations to be filed with The Enterprises Registrar in accordance with the Act respecting the legal publicity of sole proprietorships, partnerships and legal persons shall be signed by the President, any director of the Company or any other person authorized for such purpose by resolution of the Board of Directors.  Any director having ceased to hold such office as a result of his resignation, removal or otherwise shall be authorized to sign on behalf of the Company and file an amending declaration to the effect that he has ceased to be a director, from fifteen (15) days after the date of such cessation, unless he receives proof that the Company has filed such a declaration.

MISCELLANEOUS PROVISIONS

85.                                 Conflict with the Articles.  In the event of conflict between the provisions of a by-law and those of the articles, the latter shall prevail.

86.                                 Amendments.  The board of directors shall have the power to repeal or amend any by-law, but any such repeal or amendment will be in force only until the next annual meeting of the shareholders, unless in the interim it is confirmed by a special general meeting of the shareholders called for such purpose.  If such repeal or amendment is not confirmed by the simple majority of the votes of the shareholders of such annual meeting, it will cease, but from such day only, to be in force.

/s/ Eric Laflamme
Éric Laflamme
President